Exhibit n

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated June 24, 2011, in Pre-effective Amendment No. 1 to the Registration Statement (Form N-2 No. 333-172882) and related Prospectus of Duff & Phelps Global Utility Income Fund, Inc.

/s/ Ernst & Young LLP

Chicago, Illinois

June 24, 2011